Exhibit 10.38

Upon recordation, return to:	Authorization I.D. # NJ - 1659
Investment I.D. # 000453200-01
90 Hudson Street

Logan Grady LLC

1233 Silas Deane Hwy

Wethersfield, CT 06109

Loan Assumption

and

Modification Agreement

Date: April 11, 2011

Location of Property:  90 Hudson Street

Jersey City, New Jersey 07302
Block 6, Lot 15

LOAN ASSUMPTION AND MODIFICATION AGREEMENT

THIS LOAN ASSUMPTION AND MODIFICATION AGREEMENT (this “Agreement”) is made and entered into as of April 11, 2011 by and among RT 90 HUDSON, LLC, a Delaware limited liability company, having its principal place of business at c/o CB Richard Ellis Realty Trust, 47 Hulfish Street, Suite 210, Princeton, New Jersey 08542, Attention: Jack A. Cuneo (“Assuming Borrower”) and 90 HUDSON STREET L.L.C., a New Jersey limited liability company having its principal place of business at c/o Hartz Mountain Industries, Inc., 400 Plaza Drive, Secaucus, New Jersey 07096-1515 (“Original Borrower”), in favor of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, having an address at 730 Third Avenue, New York, New York 10017 (together with its successors and assigns, “Lender”).

Recitals

All capitalized terms not defined herein are defined on the attached and incorporated Exhibit A.

A. Lender made a loan to Original Borrower in the initial principal amount of Seventy Million and NO/100 Dollars ($70,000,000.00). Lender and Original Borrower subsequently modified said loan by, inter alia, increasing the principal amount thereof to One Hundred Twenty-Two Million Five Hundred Thousand and NO/100 Dollars ($122,500,000.00) (such loan, as modified, the “Loan”). The Loan is evidenced and secured by (i) that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, dated January 14, 2000, granted by Original Borrower to Lender, recorded in the Register of Deeds of Hudson County, New Jersey (the “Recorder’s Office”) in Book 7331 at Page 79, as modified by that certain Spreader and First Amendment to Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, dated as of April 7, 2006 by and between Original Borrower and Lender, recorded in the Recorder’s Office in Book 571 at Page 13 (as modified, the “Mortgage”) and (ii) certain other documents executed or delivered in connection with the Loan, including without limitation, those set forth on Exhibit A (such documents, including, without limitation, the Mortgage, the “Loan Documents”).

B. Pursuant to a certain lease (the “Urban Renewal Lease”) by and between Original Borrower, as landlord and its affiliate, 90 Hudson Street Urban Renewal Associates, L.L.C., as tenant (“Original Tenant”), Original Borrower leased all or a portion of the property acting as security for the Loan (such property as more particularly described on Exhibit B, the “Property”) to Original Tenant and in connection therewith Original Tenant joined in the execution of the Mortgage to subject its interest under the Urban Renewal Lease to the Mortgage and to acknowledge that the Urban Renewal Lease is subject and subordinate to the lien of the Mortgage and upon any foreclosure or conveyance in lieu of foreclosure thereof, said lease may immediately be terminated by Lender. Additionally, pursuant to a certain sublease (the “Master Sublease”) by and between Original Tenant, as sublandlord, and Original Borrower, as subtenant, Original Tenant subleased the Property (or such portion thereof that is the subject of the Urban Renewal Lease) back to Original Borrower.

C. Pursuant to that certain Agreement of Sale dated as of October 15, 2010 (as amended, the “Sales Agreement”), (a) the Original Borrower agreed to sell all of its right, title and interest in and to the Property (including, without limitation, its right, title and interest as landlord under the Urban Renewal Lease and its right, title and interest as subtenant under the Master Sublease) to Assuming Borrower and (b) the Original Tenant agreed to sell all of its right, title and interest as tenant in, to and under the Urban Renewal Lease and all of its right, title and interest as sublandlord under the Master Sublease to RT

90 Hudson Urban Renewal, LLC, an affiliate of Assuming Borrower (“New Tenant”), all subject to the Mortgage and all of Lender’s right, title and interest thereunder. The Sales Agreement requires that the Assuming Borrower assume the Loan and the obligations of Original Borrower under the Loan Documents, and conditions the closing of the transfer of the Property upon the Lender’s consent to the transfer of the Property and the assumption of the Loan (the “Assumption Transaction”).

D. Original Borrower and Assuming Borrower have requested that Lender consent to the conveyance, assignment and transfer of the Property (including, without limitation, the transfer by Original Borrower to Assuming Borrower of all right title and interest of Original Borrower, as landlord under the Urban Renewal Lease and subtenant under the Master Sublease) by Original Borrower to Assuming Borrower (and the related transfer by Original Tenant of all its right, title and interest as tenant under the Urban Renewal Lease and sublandlord under the Master Sublease to New Tenant), all subject to the Mortgage, the Assignment of Rents and the other Loan Documents, each as modified herein, and to (i) the assumption by Assuming Borrower of the Loan and the obligations of Original Borrower under the Loan Documents and the related release of Original Borrower in accordance with the terms hereof and (ii) the agreement of New Tenant to subordinate its rights under the Urban Renewal Lease to the Mortgage.

E. Lender is willing to consent to the transactions noted in the preceding Recital, on and subject to the terms and conditions set forth in this Agreement and in the Mortgage, the Assignment of Rents and in the other Loan Documents, each as modified herein.

Statement of Agreement

In consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

1. Representations, Warranties, and Covenants of Original Borrower.

(a) Original Borrower and Original Tenant hereby represent to Lender, as of the date hereof, that: (i) contemporaneously with the execution and delivery hereof, (A) Original Borrower has conveyed and transferred all of the Property (including, without limitation, all of its right, title and interest as landlord under the Urban Renewal Lease and subtenant under the Master Sublease) to Assuming Borrower and (B) Original Tenant has assigned all of its right, title and interest as tenant under the Urban Renewal Lease and sublandlord under the Master Sublease to New Tenant; (ii) without limiting the foregoing, contemporaneously with the execution and delivery hereof, Borrower has assigned and transferred to Assuming Borrower all leases, tenancies, security deposits and prorated rents of the Property in effect as of the date hereof (“Leases”) retaining no rights therein or thereto; (iii) neither Original Borrower nor Original Tenant has received a mortgage or other security interest from Assuming Borrower or New Tenant encumbering the Property (or any interest therein) to secure the payment of any sums due Original Borrower or Original Tenant or any obligations to be performed by Assuming Borrower or New Tenant; (iv) subject to the Permitted Exceptions, the Mortgage is a valid first lien on the Property for the full unpaid principal amount of the Loan and all other amounts as stated therein; (v) to Original Borrower’s and Original Tenant’s knowledge, there are no defaults by Original Borrower under the provisions of the Note, the Mortgage, the Assignment of Rents or the other Loan Documents; (vi) neither Original Borrower nor Original Tenant (nor any affiliate thereof) has any defenses, set-offs or rights of defense, set-off or counterclaim whether legal, equitable or otherwise to the obligations evidenced by or set forth in the Note, the Mortgage, the Assignment of Rents or the other Loan Documents; (vii) all provisions of the Note, the Mortgage, the Assignment of Rents and the other Loan Documents are in full force and effect, except as modified herein; (viii) other than as may be expressly permitted by the Loan Documents, there are no subordinate liens of any kind covering or relating to the Property (or any interest therein) nor are there any mechanics’ liens or liens for unpaid taxes or assessments encumbering the Property (or any interests therein), nor has notice of a lien or notice of intent to file a lien been received, (ix) there exists no default under the Financial Agreement (as modified by the Assignment of Financial Agreement, as defined below) and other than as set forth in the Assignment of Financial Agreement, the Financial Agreement has not been amended or otherwise modified and (x) there are no new buildings constructed (or expansions of any existing buildings) or any other changes to the Property, which would be disclosed by a current survey since funding of the Loan.

(b) Original Borrower hereby covenants and agrees that: (i) from and after the date hereof, Lender may deal solely with Assuming Borrower in all matters relating to the Loan, the Loan Documents, and the Property; (ii) Original Borrower shall not at any time hereafter take a mortgage encumbering the Property from Assuming Borrower to secure any sums to be paid or obligations to be performed by Assuming Borrower so long as any portion of the Loan remains unpaid; (iii) Lender has no further duty or obligation of any nature relating to this Loan or the Loan Documents to Original Borrower; and (iv) Original Borrower hereby releases Lender and its officers, directors, partners, employees, servicers and agents, from all claims and liabilities relating to the transaction evidenced by the Loan Documents or in connection with the Assumption Transaction through and including the date hereof.

Original Borrower understands and intends that Lender shall rely on the representations, warranties and covenants contained herein.

2. Representations, Warranties, and Covenants of Assuming Borrower.

(a) Assuming Borrower hereby represents and warrants to Lender, as of the date hereof, that: (i) simultaneously with the execution and delivery hereof, (A) Assuming Borrower has acquired from Original Borrower all of the Property (including, without limitation, all of Original Borrower’s interest as landlord under the Urban Renewal Lease and subtenant under the Master Sublease), and has accepted Original Borrower’s assignment of the Leases and (b) New Tenant has acquired from Original Tenant all of Original Tenant’s interest as tenant under the Urban Renewal Lease and sublandlord under the Master Sublease; (ii) Assuming Borrower has assumed the performance of Original Borrower’s obligations under the Leases and New Tenant has assumed the performance of all of Original Tenant’s obligations under the Urban Renewal Lease; and (iii) neither Assuming Borrower nor New Tenant has granted to Original Borrower or Original Tenant a mortgage or other lien upon the Property or any interests therein to secure any debt or obligations owed to Original Borrower or Original Tenant.

(b) Assuming Borrower hereby covenants and agrees that it hereby: (i) assumes the obligations contained in the Loan Documents in accordance with the terms of this Agreement; (ii) shall pay when and as due all sums due under the Note and other Loan Documents (as modified hereby); (iii) shall perform all obligations imposed upon Original Borrower under the Mortgage, the Assignment of Rents and all other Loan Documents, all as modified hereby; and (iv) releases Lender, and each of its predecessors in interest, together with any officers, directors, partners, employees, servicers and agents of each of the foregoing, from all claims and liabilities relating to the transaction evidenced by the Loan Documents or in connection with the Assumption Transaction through and including the date hereof. Assuming Borrower shall not hereafter, without Lender’s prior consent in accordance with the terms of the Loan Documents, further encumber the Property or sell or transfer the Property or any interest therein, except as may be specifically permitted in the Loan Documents. Assuming Borrower has no actual knowledge that any of the representations and warranties made by the Original Borrower herein are untrue, incomplete, or incorrect.

(c) Assuming Borrower is a limited liability company duly organized and validly existing under the laws of the State of Delaware, and is qualified to do business in the State where the Property is located. Assuming Borrower’s registered office is as set forth in its Certificate of Formation or most recent amendment thereto. Assuming Borrower has full power and authority to enter into and carry out the terms of this Agreement and to assume and carry out the terms of the Loan Documents. The Assuming Borrower is in good standing under the laws of the State of Delaware.

(d) This Agreement and the Loan Documents constitute legal, valid and binding obligations of Assuming Borrower, enforceable in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally or general principles of equity. Neither the entry into nor the performance of and compliance with this Agreement or any of the Loan Documents has resulted or will result in any violation of, or a conflict with or a default under, any judgment, decree, order, mortgage, indenture, contract, agreement or lease by which Assuming Borrower or any property of Assuming Borrower is bound or any statute, rule or regulation applicable to Assuming Borrower.

(e) Neither the execution of this Agreement nor the assumption and performance of the obligations hereunder has resulted or will result in any violation of, or a conflict with or a default under, any judgment, decree, order, mortgage, indenture, contract, agreement or lease by which the Assuming Borrower or any property of Assuming Borrower is bound or any statute, rule or regulation applicable to the Assuming Borrower.

(f) There is no action, proceeding or investigation pending or, to the best of Assuming Borrower’s knowledge, threatened, which questions, directly or indirectly, the validity or enforceability of this Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto, or which might result in any material adverse change in the condition (financial or otherwise) or business of Assuming Borrower.

(g) There has been no legislative action, regulatory change, revocation of license or right to do business, fire, explosion, flood, drought, windstorm, earthquake, accident, other casualty or act of God, labor trouble, riot, civil commotion, condemnation or other action or event which has had any material adverse effect on the business or condition (financial or otherwise) of Assuming Borrower or any of its properties or assets, whether insured against or not, since Assuming Borrower submitted to Lender its request to assume the Loan.

(h) The financial statements and other data and information supplied by Assuming Borrower in connection with Assuming Borrower’s request to assume the Loan or otherwise supplied by Assuming Borrower in contemplation of the assumption of the Loan (including, without limitation, all information so supplied regarding Assuming Borrower and CBRE Operating Partnership, L.P. (“Assuming Indemnitor”) were in all material respects true and correct as of the dates specified therein, and since such dates no material adverse change in the financial condition of Assuming Borrower and Assuming Indemnitor has occurred, and there is not any pending or, to the best of Assuming Borrower’s knowledge, threatened in writing, litigation or proceedings which might impair to a material extent the business or financial condition of Assuming Borrower or Assuming Indemnitor.

(i) Pursuant to the terms of that (A) that certain Assignment and Assumption Agreement (Tax Abatement Financial Agreement) between

90 Hudson Street Urban Renewal Associates and RT 90 Hudson Urban Renewal, LLC dated as of April __, 2011 and (B) that certain Consent to Assignment of Financial Agreement and Assumption of Financial Agreement between 90 Hudson Street Urban Renewal Associates, LLC, the City of Jersey City and RT 90 Hudson Urban Renewal, LLC dated as of March 17, 2011 (collectively, the “Assignment of Financial Agreement”), the interests of Original Tenant under the Financial Agreement have been assigned to and assumed by New Tenant. Other than with respect to said assignment and assumption, to the best of Assuming Borrower’s knowledge, the Assignment of Financial Agreement does not amend or otherwise modify the Financial Agreement and all benefits granted to Original Tenant thereunder shall hereafter accrue to the benefit of New Tenant.

(j) To the best of Assuming Borrower’s knowledge, there exists no default under the Financial Agreement (as modified by the Assignment of Financial Agreement).

(k) To the best of Assuming Borrower’s knowledge, neither Assuming Borrower nor its respective constituents or affiliates are in violation of any Laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”), and the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”).

(l) None of Assuming Borrower or its respective constituents or affiliates is a “Prohibited Person” which is defined as follows:

(i)	a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)	a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)	a person or entity with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including, without limitation, the Executive Order and the Patriot Act;

(iv)	a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v)	a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or at any replacement website or other replacement official publication of such list; and/or

(vi)	a person or entity who is affiliated with a person or entity listed above;

provided that the representations and warranties set forth above do not apply to the holders of any common shares of beneficial interests sold in a public offering of CB Richard Ellis Realty Trust, and with respect to such holders Borrower hereby represents and warrants to Lender that in conducting its business (including, without limitation, the offering and sale of shares therein) CB Richard Ellis Realty Trust complies with all applicable laws and regulations relating to foreign and domestic terrorism and/or money laundering.

(m) None of Assuming Borrower or its respective affiliates or constituents will knowingly (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving or any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, otherwise engage in any transaction relating to, any property or interest in property blocked pursuant to the Executive Order; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in the Executive Order or the Patriot Act.

(n) No representation or warranty of Assuming Borrower made in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make such representations and warranties not misleading in light of the circumstances under which they are made.

Assuming Borrower understands and intends that Lender shall rely on the representations, warranties and covenants contained herein.

3. Assumption of Obligations. Assuming Borrower hereby assumes all of the obligations of every type and nature set forth in the Note, the Mortgage, the Assignment of Rents and the other Loan Documents (including, without limitation, the Reserve Agreement) in accordance with their respective terms and conditions, including all indebtedness due thereunder, as the same may be modified by this Agreement. Assuming Borrower further agrees to abide by and be bound by all of the terms of the Loan Documents, including but not limited to, the representations, warranties, covenants, assurances and indemnifications therein (except for those representations which relate to the organizational status of Original Borrower, those that are inherently limited by time and those that are modified by this Agreement), all as though each of the Loan Documents had been made, executed, and delivered by Assuming Borrower. Assuming Borrower agrees to pay, perform, and discharge each and every obligation of payment and performance under, pursuant to and as set forth in the Note, the Mortgage, the Assignment of Rents and the other Loan Documents (including, without limitation, the Reserve Agreement) at the time, in the manner and otherwise in all respects as therein provided. Assuming Borrower hereby acknowledges, agrees and warrants that (a) there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, which would enable Assuming Borrower to avoid or delay timely performance of its obligations under the Note, the Mortgage, the Assignment of Rents or any of the Loan Documents (including, without limitation, the Reserve Agreement), as applicable; (b) there are no monetary encumbrances or liens of any kind or nature against the Property except those created by the Loan Documents; and (c) all rights, priorities, titles, liens and equities securing the payment of the Note are expressly recognized as valid and are in all things renewed, continued and preserved in force to secure payment of the Note, except as amended herein.

4. Consent to Conveyance and Assumption; Release. Subject to the terms and conditions set forth in this Agreement, Lender consents to: (a) the conveyance, assignment and transfer of the Property by Original Borrower to Assuming Borrower, subject to the Mortgage and the other Loan Documents; and (b) the assumption by Assuming Borrower of the Loan and of the obligations of Original Borrower under the Loan Documents. Original Borrower is hereby released from any liability to Lender under any and all of the Note, the Mortgage, the Assignment of Rents and the other Loan Documents arising or first accruing subsequent to the transfer of the Property to Assuming Borrower and the assumption by Assuming Borrower hereunder. Lender’s consent to such transfer shall, however, not constitute its consent to any subsequent transfers of the Property (or any interests therein). Original Borrower hereby acknowledges and agrees that the foregoing release shall not be construed to release Original Borrower from any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the transfer of the Property to the Assuming Borrower and the assumption by Assuming Borrower of the Obligations under the Loan Documents.

5. Acknowledgment of Indebtedness and Loan Status. This Agreement recognizes the reduction of the principal amount of the Note and the payment of interest thereon to the extent of payments made by Original Borrower prior to the date of execution of this Agreement. The parties acknowledge and agree that, as of the date of this Agreement, (i) the principal balance of the Note is $117,561,895.27, (ii) interest on the Note is paid to April 1, 2011, (iii) the next installment of principal and interest is due on May 1, 2011, and (iv) the balances of all reserves and escrow accounts required under the Loan Documents are set forth in Schedule 1 attached hereto and made a part hereof. To the actual knowledge of Lender, there exists no default by Original Borrower under the Loan Documents. Assuming Borrower acknowledges and agrees that the Loan, as evidenced and secured by the Loan Documents, is a valid and existing indebtedness payable by Assuming Borrower to Lender.

6. Modifications of the Loan Documents. The Loan Documents are hereby modified as follows:

(a) All notice provisions of the Loan Documents which provide addresses for Lender, Borrower or any guarantor or indemnitor, together with the addresses for the mailing of copies of any notices provided to such parties thereunder, are hereby deleted in their entirety and the following substituted in lieu thereof:

“If to Borrower, Guarantor

or Indemnitor:	c/o CB Richard Ellis Realty Trust
47 Hulfish Street, Suite 210
Princeton, New Jersey 08542
Attn: Jack A. Cuneo

With a copy by the same
means sent simultaneously to:
CB Richard Ellis Investors
800 Boylston Street
Boston, Massachusetts 02199
Attn: Victor S. Bucchere

K&L Gates LLP
599 Lexington Avenue
New York, New York 10022-6030
Attn: Jeffrey H. Weitzman, Esq.

If to Lender:	Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017
Attention: Director Global Private Markets, Portfolio Management
Application #: NJ-1659
Mortgage #: 000453200

With a copy by the same
means sent simultaneously to:

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017
Attention: Chief Counsel – Advocacy and Oversight Mortgage and Real Estate Law
Application #: NJ-1659
Mortgage #: 000453200

or to any other Person or address in the continental United States of America, Alaska or Hawaii as either such party may designate as its address for the receipt of notices hereunder in a written notice duly given to the other party”;

(b) Section 2.1 of the Mortgage is hereby amended as follows: (i) by deleting the reference in clause (viii) thereof to “(other than any names or marks containing Hartz or Hartz Mountain)” in its entirety and substituting the following in lieu thereof “(other than any names or marks containing CBRE)” and (ii) by deleting clause (xvii) thereof in its entirety and substituting the following in lieu thereof “(xvii) all of Borrower’s interest as lessor in and to the Urban Renewal Lease as well as Borrower’s sub-leasehold estate in the lease with RT 90 Hudson Urban Renewal, LLC (as assignee of 90 Hudson Street Urban Renewal Associates, L.L.C) dated February 23, 1999 (as amended and assigned), a memorandum of which was recorded on February 23, 1999 in the Land Records of Hudson County in Deed Book 5403 at Page 77.”

(c) Section 2.3(b)(a) of the Mortgage is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(a) Name and address of Debtor:

RT 90 Hudson, LLC

c/o CB Richard Ellis Realty Trust

47 Hulfish Street, Suite 210

Princeton, New Jersey 08542

Attn: Jack A. Cuneo”;

(d) Section 7.1(h) of the Mortgage is hereby amended by deleting the reference to “or any Hartz Related Entity” contained therein;

(e) Section 7.4(i) of the Mortgage is hereby amended by deleting the reference to “90 Hudson Street LLC” contained therein and replacing the same with a reference to “RT 90 Hudson, LLC”;

(f) Section 7.4(viii) of the Mortgage is hereby deleted in its entirety and the following is substituted in lieu thereof:

“Lender is satisfied that Restoration will be completed on or before the date (the “Restoration Completion Date”) that is the earliest of: (A) 12 months prior to the Maturity Date; (B) 12 months after the receipt of the insurance proceeds or condemnation award, as applicable, issued in connection with such Destruction Event; (C) the earliest date required for completion of Restoration under any Lease or any Property Document; or (D) any date required by Law; and”

(g) Section 10.1(a)(i) of the Mortgage is hereby amended by deleting the reference to “Hartz Mountain Industries, Inc.” contained therein and replacing the same with a reference to “CBRE Operating Partnership, L.P. or financials substantively representative thereof”;

(h) Section 12.1(b)(i) of the Mortgage is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

“(i) Borrower is a Delaware limited liability company whose managing (and sole) member (“Managing Member”) and its respective percentage interest in Borrower is as follows: directly 100% held by CBRE Operating Partnership, L.P.”

(i) Section 12.1(b)(ii) of the Mortgage is hereby deleted in its entirety;

(j) Section 12.2(b)(i) of the Mortgage is hereby amended by deleting the reference to “Leonard N. Stern (or entities owned or controlled by Leonard N. Stern), the spouse, children or grandchildren of Leonard N. Stern and/or inter vivos trusts established for the benefit of Leonard N. Stern or the spouse, children or grandchildren of Leonard N. Stern (together, the “Hartz Related Entities”)” contained therein and replacing the same with a reference to: “CBRE Operating Partnership, L.P. and/or CB Richard Ellis Realty Trust”;

(k) Section 12.2(b)(ii)(A) of the Mortgage is hereby deleted in its entirety and the following is hereby substituted in lieu thereof: “an aggregate fifty-one percent (51%) interest in the Borrower is retained directly or indirectly by any combination of CBRE Operating Partnership, L.P. and/or CB Richard Ellis Realty Trust”;

(l) Section 15.1(a) of the Mortgage is hereby amended replacing the reference contained therein to “90 Hudson Urban Renewal (as hereinafter defined)” with a reference to “RT 90 Hudson Urban Renewal, LLC”;

(m) Section 15.1(b) of the Mortgage is hereby amended by adding the following at the end of clause (iii) thereof: “, the obligations of Hartz Mountain Industries, Inc. thereunder having been assumed by CBRE Operating Partnership, L.P. as evidenced by, inter alia, that certain Substitution of Indemnitor and Assumption of Obligations of Indemnitor dated as of April 11, 2011 by and among CBRE Operating Partnership, L.P., RT 90 Hudson, LLC, Hartz Mountain Industries, Inc. and Teachers Insurance and Annuity Association of America”;

(n) Section 15.1(c)(xi) of the Mortgage is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(xi) any loss or damage suffered by Lender as a direct result of any misrepresentation of Borrower in its capacity as Assuming Borrower under that certain Loan Assumption and Modification Agreement dated as of April 11, 2011 that (a) there exists no defaults under the Financial Agreement (as modified by that certain Assignment and Assumption Agreement (Tax Abatement Financial Agreement) dated as of April 11, 2011 and that certain Consent to Assignment of Financial Agreement and Assumption of Financial Agreement dated as of March 17, 2011, collectively, the “Assignment of Financial Agreement”, pursuant to which the interests of 90 Hudson Street Urban Renewal Associates, L.L.C. under the Financial Agreement have been assigned to and assumed by RT Hudson Urban Renewal, LLC), (b) other than as set forth in the Assignment of Financial Agreement, the Financial Agreement has not been amended or otherwise modified and (c) other than with respect to the assignment and assumption recited in the Assignment of Financial Agreement, the Assignment of Financial Agreement did not modify or amend the Financial Agreement and all benefits granted to 90 Hudson Street Urban Renewal Associates, L.L.C. under the Financial Agreement have accrued to the benefit of RT Hudson Urban Renewal, LLC (it being acknowledged and agreed that all or certain of such representations and warranties were made to the best of Borrower’s knowledge as of the date of such Loan Assumption and Modification Agreement)”;

(o) Exhibit A to the Mortgage is hereby deleted in its entirety and replaced with Exhibit B attached hereto; it being acknowledged and agreed that Exhibit B describes the same Land secured by the Mortgage prior to the date hereof, but that in connection with the transfer of the Property to Assuming Borrower and assumption of the Loan by Assuming Borrower evidenced hereby, the Land and Improvements located thereon were re-surveyed and are now described in the manner attached hereto as Exhibit B.

(p) Exhibit B to the Mortgage is hereby amended by: (i) deleting the definitions contained therein of “Hartz Related Entities” and “Non-Hartz Related Entity”; (ii) deleting the definition of “Urban Renewal Lease” contained therein in its entirety and substituting the following in lieu thereof: “Urban Renewal Lease” shall mean that certain lease by and between 90 Hudson Street, L.L.C., as landlord, and 90 Hudson Street Urban Renewal Associates, L.L.C., as evidenced by that certain Memorandum of Lease dated February 23, 1999 and recorded February 26, 1999 in the records of Hudson County, New Jersey in Deed Book 5403 at Page 72, the interest of landlord thereunder having been assigned to RT 90 Hudson, LLC and the interest of tenant thereunder having been assigned to 90 Hudson Street Urban Renewal Associates, LLC, as the same may be amended, renewed, restated, supplemented or otherwise modified from time to time” and (iii) adding the following definition thereto: “Assignment of Financial Agreement” is defined in Section 15(c)(xi).

(q) The second sentence of Section 2(b) of the Reserve Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof: “Based upon current cash flow projections, the escrow commencement date for the rollover of the National Union Fire Insurance Company lease would be 18 months prior to expiration of said lease (i.e. June 30, 2011) and the escrow commencement date of the rollover of the NDB Capital Markets Lease would be 12 months prior to the expiration of said lease (i.e. January 31, 2014).”

(r) The following sentence is hereby added to the end of Section 2(b) of the Reserve Agreement: “At such time as the National Union Fire Insurance Company premises is re-let and provided no Event of Default has occurred and is then continuing, Lender shall release to Borrower the funds deposited in the Lease Rollover Reserve for the purpose of re-letting the National Union Fire Insurance Company premises pursuant to this Section 2(b) as and to the extent such funds exceed the amounts necessary to fund any Rollover Reserve Expense obligations of Landlord as set forth in the document evidencing such re-letting (and any related leasing commission agreement). Furthermore, at such time as the NDB Capital Markets premises is re-let and provided no Event of Default has occurred and is then continuing, Lender shall release to Borrower the funds deposited in the Lease Rollover Reserve for the purpose of re-letting the NDB Capital Markets premises pursuant to this Section 2(b) as and to the extent such funds exceed the amounts necessary to fund any Rollover Reserve Expense obligations of Landlord as set forth in the document evidencing such re-letting (and any related leasing commission agreement). As used in this Section 2(b), the term “re-let” shall include a new lease and any extension or expansion of an existing lease at the Property.”

7. Interest Accrual Rate and Monthly Installment Payment Amount to Remain the Same. The interest rate and the monthly payments set forth in the Note shall remain unchanged.

8. Conditions Precedent. This Agreement shall be of no force and effect until each of the following conditions has been met to the reasonable satisfaction of Lender:

(a) Fees and Expenses. Original Borrower shall pay, or cause to be paid: (i) all costs and expenses incident to the preparation, execution and recordation hereof and the consummation of the transaction contemplated hereby, including, but not limited to, recording fees, filing fees, transfer fees, title insurance policy or endorsement premiums or other charges of Title Company and the reasonable fees and expenses of legal counsel to Lender; and (ii) Lender’s assumption fee;

(b) Payment of Debt Service. Lender shall have received payment in full of the debt service payment due for the month of April, 2011.

Additional Requirements. Satisfaction of all other requirements as may be reasonably imposed by Lender in its reasonable discretion.

9. Condition Subsequent. As a condition subsequent to Lender’s consent to the Assumption Transaction and without limitation of any other obligations set forth in the Mortgage and/or other Loan Documents, Assuming Borrower shall use best efforts to deliver to Lender within sixty

(60) days of the date hereof an income and expense statement for March, 2011 (Lender hereby acknowledges that Assuming Borrower’s ability to deliver such income and expense statements and the timing of such delivery will be dependent on cooperation from Original Borrower).

10. No Further Consents. Assuming Borrower and Original Borrower acknowledge and agree that Lender’s consent herein contained is expressly limited to the conveyance, assignment and transfer herein described and shall not waive or render unnecessary Lender’s consent or approval of any subsequent sale, conveyance, assignment or transfer of the Property (or any interests therein).

11. Default.

(a) Breach. Any breach of Assuming Borrower of any of the representations and warranties shall constitute a default under the Mortgage and each other Loan Document.

(b) Failure to Comply. Assuming Borrower’s failure to fulfill any one of the conditions set forth in this Agreement shall constitute a default under this Agreement and the Loan Documents.

12. Incorporation of Recitals. Each of the Recitals set forth above in this Agreement are incorporated herein and made a part hereof.

13. Property Remains as Security for Lender. All of the Property as described and defined in the Mortgage, as amended, shall remain in all respects subject to the lien, charge or encumbrance of the Mortgage, and, except as expressly set forth herein, nothing herein contained and nothing done pursuant hereto shall affect or be construed to release or affect the liability of any party or parties who may now or hereafter be liable under or on account of the Note or the Mortgage, or any of the Loan Documents, nor shall anything herein contained or done in pursuance hereof affect or be construed to affect any other security for the Note, if any, held by Lender.

14. No Waiver by Lender. Except as otherwise expressly provided herein, nothing contained herein shall be deemed a waiver of any of

Lender’s rights or remedies under the Note or any of the other Loan Documents.

15. References. From and after the date hereof: (a) references in any of the Loan Documents to any of the other Loan Documents will be deemed to be references to such of the Loan Documents, as modified by this Agreement; and (b) references in the Mortgage and the Loan Documents to “Borrower” shall hereafter be deemed to refer to Assuming Borrower.

16. Relationship with Loan Documents. To the extent that this Agreement is inconsistent with the Loan Documents, this Agreement will control and the Loan Documents will be deemed to be amended hereby. Except as amended hereby, the Loan Documents shall remain unchanged and in full force and effect.

17. Captions. The headings to the Sections of this Agreement have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

18. Partial Invalidity. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement.

19. Entire Agreement. This Agreement and the documents contemplated to be executed herewith constitutes the entire agreement among the parties hereto with respect to the assumption of the Loan and shall not be amended unless such amendment is in writing and executed by each of the parties. The Agreement supersedes all prior negotiations regarding the subject matter hereof.

20. Binding Effect. This Agreement and the documents contemplated to be executed in connection herewith shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the foregoing provisions of this Section shall not be deemed to be a consent by Lender to any further sale, conveyance, assignment or transfer of the Property by Assuming Borrower.

21. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which will be an original, but any of which, taken together, will constitute one and the same Agreement.

22. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

23. Effective Date. This Agreement shall be effective as of the date of its execution by the parties hereto and thereupon is incorporated into the terms of the Loan Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have executed this Agreement to be effective as of the date first aforesaid.

ASSUMING BORROWER:

RT 90 HUDSON, LLC, a Delaware limited liability company

By:	/S/ CHARLES W. HESSEL
Name: Charles W. Hessel
Title: Vice President

STATE OF	New Jersey)
	)	ss.:
COUNTY OF	Somerset)

On the 25th day of March, 2011 before me, the undersigned, a notary in and for said state, personally appeared Charles W. Hessel, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/S/ JOSEPHINE COCJIN LOZANO
Notary Public Josephine Cocjin Lozano Notary Public of New Jersey My Commission Expires 3/23/15

[Assuming Borrower’s Signature Page to Loan Assumption and Modification Agreement]

ORIGINAL BORROWER:

90 HUDSON STREET, L.L.C., a New Jersey limited liability company

By: Hartz Mountain Industries, Inc., its managing member

By:	/S/ CONSTANTINO T. MILANO
Name: Constantino T. Milano
Title: Executive vice President

STATE OF	New Jersey)
	)	ss.:
COUNTY OF	Hudson)

On the 31st day of March, 2011 before me, the undersigned, a notary in and for said state, personally appeared Constantino T. Milano, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/S/ MARY E. FAUSE
Notary Public Mary E. Fause Notary Public of New Jersey My Commission Expires Feb. 24, 2015

[Original Borrower’s Signature Page to Loan Assumption and Modification Agreement]

LENDER:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/S/ ROSEMARIE J. WAGNER
Name: Rosemarie J. Wagner
Title: Director

STATE OF	New York)
	)	ss.:
COUNTY OF	New York)

On the 29th day of March, 2011 before me, the undersigned, a notary in and for said state, personally appeared Rosemarie J. Wagner, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/S/ DARREN S. MORAN
Notary Public Darren S. Moran Notary Public, State of New York No. 31-01 MO5062091 Qualified in New York County Commission Expires June 24, 2014

[Lender’s Signature Page to Loan Assumption and Modification Agreement]

JOINDER OF NEW TENANT

RT 90 Hudson Urban Renewal, LLC, a New Jersey limited liability company, hereby joins in the execution of this Agreement to subject its interest as the tenant under the Urban Renewal Lease to the lien of the Mortgage; and further agrees that (a) the Urban Renewal Lease is in all respects subject and subordinate to the lien of the Mortgage and (b) Lender may terminate the Urban Renewal Lease, at Lender’s election, upon any foreclosure or conveyance in lieu of foreclosure.

Dated this 4th day of April, 2011

RT 90 HUDSON URBAN RENEWAL, LLC

By:	/S/ CHARLES W. HESSEL
Name: Charles W. Hessel
Title: Vice President

STATE OF	New Jersey)
	)	ss.:
COUNTY OF	Somerset)

On the 4th day of April, 2011 before me, the undersigned, a notary in and for said state, personally appeared Charles W. Hessel, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/S/ JOSEPHINE COCJIN LOZANO
Notary Public Josephine Cocjin Lozano Notary Public

[New Tenant’s Joinder to Loan Assumption and Modification Agreement]

JOINDER OF ORIGINAL TENANT

90 Hudson Street Urban Renewal Associates, L.L.C., a New Jersey limited liability company, hereby joins in the execution of this Agreement to release Lender and its officers, directors, partners, employees, servicers and agents, from all claims and liabilities through and including the date hereof that relate to or arise in connection with the transaction evidenced by the Loan Documents (including any claims and liabilities relating to or arising in connection with the Assumption Transaction).

Dated this 31st day of March, 2011

90 HUDSON STREET URBAN RENEWAL ASSOCIATES, L.L.C., a New Jersey limited liability company

By:	Hartz Mountain Industries, Inc., a New York corporation, its Managing Member

	By:	/S/ CONSTANTINO T. MILANO
Name: Constantino T. Milano
Title: Executive Vice President

STATE OF	New Jersey)
	)	ss.:
COUNTY OF	Hudson)

On the 31st day of March, 2011 before me, the undersigned, a notary in and for said state, personally appeared Constantino T. Milano, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/S/ MARY E. FAUSE
Notary Public Mary E. Fause Notary Public of New Jersey My Commission Expires Feb. 24, 2015

[Original Tenant’s Joinder to Loan Assumption and Modification Agreement]

JOINDER OF NORTHMARQ CAPITAL, LLC

Northmarq Capital, LLC, a Minnesota limited liability company, formerly known as Northmarq Capital, Inc., hereby joins in the execution of this Agreement to acknowledge and agree to Assuming Borrower’s assumption of all obligations of Original Borrower under, inter alia, the Reserve Agreement and the amendments to the Reserve Agreement set forth herein.

Dated this 4th day of April, 2011

NORTHMARQ CAPITAL, LLC., a Minnesota limited liability company

By:	/S/ KAREN PRIBNOW
Name: Karen Pribnow
Title: Executive Vice President

STATE OF	Minnesota)
	)	ss.:
COUNTY OF	Hennepin)

On the 4th day of April, 2011 before me, the undersigned, a notary in and for said state, personally appeared Karen Pribnow, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/S/ LISA M. SABA
Notary Public Lisa M. Saba Notary Public - Minnesota My Commission Expires Jan. 31, 2015

[Northmarq’s Joinder to Loan Assumption and Modification Agreement]

EXHIBIT A

(1)	Promissory Note dated April 7, 2006, payable by Original Borrower to Lender in the original principal amount of One Hundred Twenty Two Million Five Hundred Thousand and No/100 Dollars ($122,500,000.00) (the “Note”), the obligations of Original Borrower thereunder having been assigned to RT Hudson, LLC (“Assuming Borrower”) as evidenced by that certain Allonge to Note dated as of the date hereof; which Note replaced and superceded that certain Promissory Note dated as of January 14, 2000, payable by Borrower to Lender in the stated principal amount of Seventy Million and No/100 Dollars ($70,000,000.00);

(2)	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, dated January 14, 2000, granted by Original Borrower to Lender, recorded in the Register of Deeds of Hudson County, New Jersey in Book 7331 at Page 79, as modified by that certain Spreader and First Amendment to Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, dated as of April 7, 2006 by and between Original Borrower and Lender, recorded in the Recorder’s Office in Book 571 at Page 13;

(3)	Assignment of Leases and Rents, dated January 14, 2000, granted by Original Borrower to Lender, recorded in the Recorder’s Office in Book 7331 at Page 146 (the “Assignment of Rents”);

(4)	Guaranty of Recourse Obligations of Borrower dated as of April 7, 2006, executed by Hartz Mountain Industries, Inc. (“Original Indemnitor”) in favor of Lender, as amended by that certain Substitution of Indemnitor and Assumption of Obligations of Indemnitor dated as of the date hereof (the “Substitution of Indemnitor”) by and among CBRE Operating Partnership, L.P. (“Assuming Indemnitor”), Assuming Borrower, Original Indemnitor and Lender.

(5)	Environmental Indemnity dated as of January 14, 2000, executed by Original Indemnitor in favor of Lender, as re-affirmed by that certain Affirmation of Environmental Indemnity dated as of April 7, 2006, executed by Original Indemnitor in favor of Lender (the “EIA”), as amended by the Substitution of Indemnitor.

(6)	Real Estate Tax and Rollover Reserve Escrow and Security Agreement dated as of April 7, 2006 by and among Original Borrower, Lender and Northmarq Capital, Inc (the “Reserve Agreement”)

(7)	UCC-1 Financing Statement naming Assuming Borrower, as debtor, and Lender, as secured party, to be filed in the Recorder’s Office.

(8)	UCC-1 Financing Statement naming Assuming Borrower, as debtor, and Lender, as secured party, to be filed with the Delaware Secretary of State’s Office.

EXHIBIT B - Legal Description of Real Property

ALL THAT CERTAIN tract, parcel and lot of land, lying and being situate in the City of Jersey City, County of Hudson and State of New Jersey, being more particularly described as follows:

Tract I: (Deed Book 5312 Page 141)

COMMENCING at the intersection of the easterly ROW line of Greene Street and the Southerly ROW line of York Street and running along the Southerly ROW line of York Street South 81 degrees 47 minutes 01 seconds East a distance of 470.00 feet to a point of beginning; thence:

1. Along the southerly ROW line of York Street South 81 degrees 47 minutes 01 seconds East a distance of 250.00 feet to a point; thence

2. South 8 degrees 12 minutes 59 seconds West a distance of 200.42 feet to a point; thence

3. Along the northerly ROW line of the former Grand Street North 81 degrees 47 minutes 01 seconds West a distance of 250.00 feet to a point lying on the Easterly ROW line of the former Hudson Street; thence

4. Along the easterly ROW line of the former Hudson Street North 8 degrees 12 minutes 59 seconds East a distance of 200.42 feet to the point of BEGINNING.

Tract II (Deed Book 5948 Page 293):

Commencing and beginning at the intersection of the Easterly terminus of York Street and the Southerly line of York Street; thence

1. South 81 degrees 47 minutes 01 seconds East, a distance of 30.00 feet; thence

2. South 8 degrees 12 minutes 59 seconds West, a distance of 200.42 feet; thence

3. North 81 degrees 47 minutes 01 seconds West, a distance of 30.00 feet; thence

4. North 8 degrees 12 minutes 59 seconds East, a distance of 200.42 feet to the point of BEGINNING.

The above two tracts being jointly described as follows:

BEGINNING at the point of intersection of the Northerly line of Grand Street (80’ feet wide) and the Easterly line of Hudson Street (70’ wide) and running; thence

1. Along the said Easterly line of Hudson Street North 8 degrees 12 minutes 59 seconds East a distance of 200.42 feet to a point and corner, said corner being the intersection of the aforesaid Hudson Street with the Southerly line of York Street (60’ wide); thence

2. Along the aforesaid York Street, South 81 degrees 47 minutes 01 seconds East, a distance of 280.00 feet to a point and corner, said corner being the intersection of the aforesaid York Street with the Westerly Line of N//F Marginal Highway (Block 8 Lot 2); thence

3. Along the aforesaid marginal highway, South 8 degrees 12 minutes 59 seconds West, a distance of 200.42 feet to a point and corner, said corner being the intersection of the aforesaid marginal highway and the Northerly line of the first mentioned Grand Street; thence

4. Along the said Northerly line of Grand Street North 81 degrees 47 minutes 01 seconds West, a distance of 280.00 feet to the point and place of BEGINNING.

Being also known as: Lot 15, Block 6, on the Official Tax Map of the City of Jersey City, County of Hudson, State of New Jersey